UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Notes Offering

On February 27, 2014, Griffon Corporation (the “Company”) completed its previously announced notes offering (the “Notes Offering”) of $600 million aggregate principal amount of 5.25% senior notes due 2022 (the “Notes”). The Notes were sold in a private placement pursuant to a purchase agreement, dated February 12, 2014, among the Company, the guarantors named therein (the “Guarantors”) and Deutsche Bank Securities Inc., as the representative of the several initial purchasers of the Notes (the “Initial Purchasers”). The Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The net proceeds to the Company from the Notes Offering were approximately $591.8 million.

Indenture

In connection with the Notes Offering, the Company entered into an Indenture (the “Indenture”), dated as of February 27, 2014, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Certain terms and conditions of the Notes and the Indenture are as follows:

Maturity. The Notes mature on March 1, 2022.

Interest. The Notes accrue interest at a rate of 5.25% per year. Interest on the Notes is paid semi-annually on each March 1 and September 1, beginning on September 1, 2014.

Ranking. The Notes and guarantees will be senior unsecured obligations of the Company and the Guarantors and will be:

•	equal in right of payment to all of the Company’s and the Guarantors’ existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•	effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing that indebtedness and other obligations;

•	structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s or the Guarantors’ subsidiaries that do not guarantee the Notes; and

•	senior in right of payment to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

Guarantees. The Notes will be initially unconditionally guaranteed on a joint and several and senior unsecured basis by Ames True Temper, Inc., ATT Southern, Inc., Clopay Ames True Temper Holding Corp., Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc. and Telephonics Corporation. If the Company or any of its restricted subsidiaries organize, acquire, transfer assets to or otherwise invest in any newly created or acquired domestic restricted subsidiary (other than a domestic restricted subsidiary if the Net Book Value (as defined in the Indenture) of such domestic restricted subsidiary’s assets, when taken together with the aggregate Net Book Value of the assets of all other domestic restricted subsidiaries that are not Guarantors, as of such date, does not exceed in the aggregate $50.0 million), then such domestic restricted subsidiary shall unconditionally guarantee the Notes.

In addition, to the extent that the collective Net Book Value of the assets of the Company’s non-guarantor domestic restricted subsidiaries, as of the date of the organization, acquisition, transfer of assets to or investment in a non-guarantor domestic restricted subsidiary, exceeds $50.0 million, then one or more of such non-guarantor domestic restricted subsidiaries shall guarantee the Notes, such that the collective Net Book Value of the assets of all remaining non-guarantor domestic restricted subsidiaries does not exceed $50.0 million.

Optional Redemption. The Company may redeem some or all of the Notes at any time prior to March 1, 2017, for cash at a redemption price equal to 100% of their principal amount plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to the redemption date. In addition, at any time (which may be more than once) before March 1, 2017, the Company may redeem up to 40% of the outstanding Notes with the proceeds from one or more public equity offerings at a redemption price equal to 105.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, provided that the Notes are redeemed within 90 days of completing the public equity offering and at least 60% of the aggregate principal amount of Notes issued remains outstanding after such redemption.

Additionally, the Company may redeem the Notes, in whole or in part, at any time on and after March 1, 2017 at the redemption prices set forth in the Indenture (initially 103.938% of the principal amount of the Notes and declining to 100% of the principal amount of the Notes on or after March 1, 2020), plus accrued and unpaid interest to the redemption date.

Repurchases at the Option of Holders. Upon the occurrence of a Change of Control (as defined in the Indenture) or certain Asset Sales (as defined in the Indenture), the Company must offer to repurchase the Notes at a price equal to 101%, in the case of a Change of Control, or 100%, in the case of an Asset Sale, of the principal amount of the Notes plus accrued and unpaid interest to the date of repurchase.

Covenants. The Indenture contains customary covenants limiting the Company’s ability and the ability of the Company’s restricted subsidiaries to, among other things:

•	incur additional debt, issue preferred stock or enter into sale and leaseback transactions;

•	pay dividends or distributions on its capital stock or repurchase its capital stock or make other restricted payments;

•	issue preferred stock of subsidiaries;

•	make certain investments;

•	create liens on the Company’s and its restricted subsidiaries’ assets;

•	enter into transactions with affiliates;

•	merge, consolidate or sell substantially all of the Company’s assets;

•	transfer and sell assets;

•	create restrictions on dividends or other payments by the Company’s restricted subsidiaries; and

•	create guarantees of indebtedness by restricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions, which are set forth in the Indenture filed as an exhibit hereto. Many of these covenants will cease to apply to the Notes during any period that the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s, provided no default has occurred and is continuing under the Indenture.

Events of Default. If an event of default, as specified in the Indenture, shall occur and be continuing, either the Trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes.

The description of certain terms of the Indenture set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is filed herewith as Exhibit 4.1 and which is incorporated herein by reference.

Registration Rights Agreement

In connection with the Notes Offering, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of February 27, 2014, with Deutsche Bank Securities Inc., as the representative of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement, and use its commercially reasonable efforts to cause such registration statement to become or be declared effective, relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes. If the Company is not able to effect the exchange offer or, in certain circumstances, an exchange offer is not available, the Company will instead and/or in addition be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to become or be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The description of certain terms of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Use of Proceeds; Tender Offer and Redemption; Supplemental Indenture

On February 27, 2014, the Company used a portion of the proceeds from the Notes Offering to repurchase $427,665,000 aggregate principal amount of its existing 7 1/8% senior notes due 2018 (the “2018 Notes”) that were validly tendered (and not validly withdrawn) prior to the consent date of the Company’s previously announced tender offer and consent solicitation (the “Tender Offer”). Having received the requisite consents from the holders of the 2018 Notes in the Tender Offer, the Company and Wells Fargo Bank, National Association, as trustee, executed a supplemental indenture (the “Supplemental Indenture”) amending the indenture governing the 2018 Notes. The Supplemental Indenture eliminated substantially all of the restrictive covenants and certain events of default and related provisions from the indenture governing the 2018 Notes. The foregoing summary of the material provisions of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.3.

On February 27, 2014, following its repurchase of the 2018 Notes in settlement of the Tender Offer, the Company issued a notice of redemption for the $122,335,000 outstanding principal amount of 2018 Notes. The notice of redemption provides that the remaining 2018 Notes will be redeemed on April 1, 2014 at a redemption price equal to 105.344% of the aggregate principal amount of the 2018 Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date. The Company will use a portion of the proceeds from the Notes Offering to pay for the redemption of the 2018 Notes. Also on February 27, 2014, the Company, pursuant to irrevocable instructions provided to the Trustee, satisfied and discharged its obligations under the indenture governing the 2018 Notes by depositing with the Trustee the funds required to redeem all outstanding 2018 Notes on April 1, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modifications to Rights of Security Holders

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events

On February 27, 2014, the Company issued a press release announcing the closing of the Notes Offering, the early settlement of the Tender Offer, its entry into the Supplemental Indenture pertaining to the 2018 Notes and the issuance of a notice of redemption with respect to the outstanding 2018 Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

4.1	Indenture, dated as of February 27, 2014, among Griffon Corporation, the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of February 27, 2014, by and among Griffon Corporation, the Guarantors party thereto and Deutsche Bank Securities Inc., as the Representative of the several Initial Purchasers.

4.3	Supplemental Indenture, dated as of February 27, 2014, between Griffon Corporation and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release, dated February 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: February 27, 2014	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Indenture, dated as of February 27, 2014, among Griffon Corporation, the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of February 27, 2014, by and among Griffon Corporation, the Guarantors party thereto and Deutsche Bank Securities Inc., as the Representative of the several Initial Purchasers.

4.3	Supplemental Indenture, dated as of February 27, 2014, between Griffon Corporation and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release, dated February 27, 2014.